2020 Jefferies Healthcare Conference Thomas Cannell DVM, President & CEO For Investor Purposes Only June 2, 2020 NASDAQ: SESN

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation, including statements regarding our strategy, future operations, clinical development of our protein therapies, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward- looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various important factors, including: our projected financial position and estimated cash burn rate, expectations regarding the completion of our BLA filing, expectations regarding the impact of COVID-19 on our business, expectations regarding the timing of our PPQ campaign, expectations regarding the timing of the submission of our MAA for Vicinium to the EMA, expectations regarding the timing of potential approval of our MAA submission by the EMA, expectations regarding the timing of potential commercialization of Vicinium, expectations regarding physicians’ decisions to prescribe Vicinium, if approved, our ability to successfully develop our product candidates and complete our planned clinical programs, the potential advantages or favorability of our product candidates, our ability to obtain marketing approvals for our product candidates, expectations regarding our ongoing clinical trials and future post-marketing confirmatory trials, availability and timing of data from clinical trials, the possibility that the available preliminary data of the Phase III VISTA Trial are not indicative of final data from all patients in the Phase III VISTA Trial and/or that the final data may not be positive with regard to the safety or efficacy of Vicinium®, the adequacy of any clinical models, our ability to obtain, maintain and protect our intellectual property for our technology and products, other matters that could affect the financial performance of the Company, other matters that could affect the availability or commercial potential of the Company’s product candidates, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other reports on file with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this presentation are made as of the date hereof, and Sesen Bio assumes no obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise except as required by applicable law. 2

BLOOD IN URINE See PCP; therapeutic trial of antibiotics prescribed Still see blood in urine See blood in urine; THE PATIENT JOURNEY try different antibiotic Confusion and concern on problem Begin tests REFERRED TO Shock and UROLOGIST st CT Scan emotional Preparing for 1 TURBT struggle cancer treatment Cytology Bladder BCG BCG again Cystoscopy MRI Fear, anxiety Testing Fear cancer Testing is progressing Hope DIAGNOSIS treatment is working BCG TUMOR HAS RECURRED BCG again BCG has failed More testing What’s next? UROLOGIST MAKES OUR MISSION IS TO SAVE AND Urologist visit TREATMENT CHOICE IMPROVE THE LIVES OF PATIENTS Intravenous treatment WITH CANCER Bladder (Medical Oncologist) removal (Surgeon) Intravesical treatment 3 Source: Svatek RS, et al. Eur Oncol. 2014. (Urologist)

JUNE 2 ND BUSINESS UPDATE Events Since May 11th Business Update • BLA amendment further supports the favorable safety and tolerability profile of Vicinium • Next phase of CMC comparability expected to start June 2020 • May 29th CMC advice supports a clear regulatory path forward in Europe • Competitive update supports large commercial opportunity for Vicinium 4

BLA Amendment filed in May 2020 further supports favorable safety and tolerability profile of Vicinium sesen bio

Module 1

- General corporate information
- Patent information and exclusivity
- Waivers
- Draft Label
- Risk management plan

- Draft carton and container labels

Expected to be submitted in 2H 2020

Module 2

- Introduction to summary
- Quality overall summary
- Non-clinical overview
- Clinical overview
- Non-clinical written and tabulated summaries
  - Pharmacology
  - Pharmacokinetics
  - Toxicology
- Clinical summaries
  - Biopharmaceutical studies
  - Pharmacology studies
  - Clinical Efficacy
  - Clinical Safety

BLA Amendment filed May 2020

- Phase 3 clinical assays
  - Description of assays and validation
  - Summary of sample analysis results

Module 3

- Drug substance
  - Manufacturer
  - Facility information
  - Batch records
  - Validation Master Plans
- Drug product
  - Manufacturer
  - Facility information
  - Batch records
  - Validation master plans

- Drug substance PPQ data
- Drug product PPQ data
- Analytical comparability study
- Analytical method validation

Expected to be submitted in 2H 2020

Module 4

- 24 Non-clinical studies
- 30 Non-clinical reports
  - Pharmacology
    - 19 reports
  - Pharmacokinetics
    - 4 reports
  - Toxicology reports
    - 7 reports

Module 5

- List of clinical studies
- Phase 1, 2 and 3 Clinical Study Reports
- Integrated Summary of Efficacy
- Integrated Summary of Safety
- Case Report Forms

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Meaningful Progress on Demonstrating Analytical Comparability

PPQ campaign expected to begin June 2020

	Sesen		Fuji		
Test	**Phase II**	**Phase III**	**GMP Run 2Q 2019**	**Pre-PPQ Run 1Q 2020**	**PPQ Campaign Mid-2020**
Appearance	✓	✓	✓	✓	
pH	✓	✓	✓	✓	
Identity	✓	✓	✓	✓	
Concentration	✓	✓	✓	✓	
Polysorbate 80	✓	✓	✓	✓	
Purity	✓	✓	✓	✓	
Charge Variants	✓	✓	✓	✓	
Potency	✓	✓	✓	✓	
Binding	✓	✓	✓	✓	
Host Cell Protein	✓	✓	✓	✓	
Residual DNA	✓	✓	✓	✓	
Endotoxin	✓	✓	✓	✓	
Bioburden	✓	✓	✓	✓	

✓ Indicates acceptance criteria met for batches used in clinical trials (Sesen manufactured) or technology transfer (Fujifilm manufactured)

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Positive Interactions with EMA on Regulatory Pathway for Vicinium May 7, 2020 CHMP clinical advice for Vicinium: • The nonclinical and clinical pharmacology studies, and safety database are all sufficient to support a MAA submission for Vicinium and no additional clinical trials were requested • There is an unmet need for BCG-unresponsive NMIBC patients, especially for patients who are contraindicated for cystectomy • CHMP provided Sesen Bio with additional clarity on how to structure data in the MAA submission May 29, 2020 CHMP CMC advice for Vicinium: • Analytic comparability aligned to global standards issued by the ICH • CHMP agreed that the CMC comparability plan provides a strong analytical package, and no additional clinical trials to establish comparability are deemed necessary at this time • CHMP agreed to accept the GMP inspections conducted by the FDA Based on the guidance received, we expect to submit the MAA for Vicinium to the EMA in early 2021, with potential approval anticipated in early 2022 CHMP = Committee for Medicinal Products for Human Use EMA = European Medicines Agency MAA = marketing authorization application 7 ICH = International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use

Competitive Scan: June 2020
BCG-Unresponsive NMIBC Monotherapies

Approved/Pipeline Products

Checkpoint Inhibitors:

Keytruda
- Approved for NMIBC January 2020
- Reimbursed at $175,000/year with minimal payer restrictions

Tecentriq
- Awaiting Phase III enrollment
- Phase II closed prematurely as it failed to meet futility endpoint

Gene Therapy: Adenovirus Vectors

Adstiladrin
- Missed May PDUFA date
- Company has informed customers of delay

CG0070
- Awaiting Phase III enrollment
- Same adenovirus serotype as Adstiladrin

Recently Terminated Programs

Phase II Trials

• Enzalutamide	October 2018
• Inodiftagene Vixteplasmid	November 2019
• Rogaratinib	December 2019

Phase III Trials

• Rapamycin	June 2019
• Nanoxel	August 2019
• Mytomicin C + Synergo	April 2020

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Forward-looking Timeline for Vicinium Positive progress in the US and Europe enables a clear regulatory path forward with the following anticipated milestones: Early commercial US BLA completionFDA accepts file FDA approval success 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 Europe MAA submission HTA/NICE EMA approval evaluations BLA = Biologics License Application; MAA = Marketing Authorization Application; HTA = Health Technology Assessment; NICE = National Institute for Clinical Excellence 9

Financial Overview We have an expected cash runway into 2021 with no outstanding debt • Cash and cash equivalents of $42.5M as of March 31, 2020 We continue to efficiently strengthen our balance sheet through the ATM • 4Q 2019: net proceeds of $1.9M • 1Q 2020: net proceeds of $3.2M • April/May 2020: net proceeds of $3.0M* ~$26M available on a $35M ATM facility, which was declared effective by the SEC on November 29, 2019** *Net proceeds are estimated based on gross proceeds less commissions and prorated estimated quarterly fees **Pursuant to a shelf registration statement on form S-3 (File no. 333-223750) 10 SEC = Securities and Exchange Commission

THANK YOU

Talented and Experienced Leadership Team Prepared for Commercial Launch Senior Management Board of Directors Omar Rifi Thomas Cannell, DVM Jay Duker, M.D. Vice President, Business Development President, CEO and Director Chair of the Board of Directors and Alliance Management Monica Forbes Louise Stejbach Carrie L. Bourdow Chief Financial Officer Commercial Advisor Director Glen MacDonald, Ph.D. Jeannick Cizeau, Ph.D. Thomas Cannell, DVM Chief Technology Officer Head of Research President, CEO and Director Erin Clark Jeanette Kohlbrenner Jane V. Henderson Vice President, Corporate Strategy Human Resources Advisor Director and Investor Relations Mark Sullivan General Counsel and Jason Keyes Corporate Secretary Director 12

Appendix - Table of Contents Section Slide number Patient Journey 14-15 Unmet Medical Need 16-19 Dual Mechanism of Action 20-23 Regulatory 24-29 Clinical Data 30-47 Commercial Opportunity 48-62 Manufacturing & Supply Chain 63-67 Intellectual Property 68-69 For Investor Purposes Only 13

Appendix Patient Journey 14

Patient surveys have shown that the experience of those with bladder cancer is one of the poorest1 Key Drivers of Poor Patient Journey in Bladder Cancer vs. Average Experience Among 5 Most Common Cancers2 90 86 80 75 72 68 70 65 60 50 47 40 30 % of Patients Who Had Experience% ofPatients 20 10 0 Most CommonCategory Bladder 1Most Common Category Bladder 3Most Common Category Bladder 2 Cancers Cancer Cancers Cancer Cancers Cancer Treatment Options Doctor/Patient Interaction Patient Support Programs3 1Cancer Patient Experience Survey 2011/12. Department of Health. N=71,793. https://www.quality-health.co.uk/resources/surveys/national- cancer-experience-survey/201112-national-cancer-patient-experience-survey-1/201112-national-cancer-patient-experience-survey- reports/495-cancer-patient-experience-survey-national-report-2011-12/file. 2Most common cancers include breast, lung, prostate, colorectal, 15 and skin cancers. SEER Database. https://seer.cancer.gov/statfacts/html/urinb.html. 3Includes self-help groups and financial assistance.

Appendix Unmet Medical Need 16

Significant Unmet Medical Need in NMIBC

~440,000
new cases each year globally[1]

BCG SHORTAGE
is complicating patient care

Bladder cancer is the 6th most prevalent cancer in the US, of which 75%-85% is NMIBC[2,3]

Bladder cancer is the most expensive cancer to treat in the US with projected costs of ~$6B by 2020[4]

One of the worst patient experiences among common cancers

Survival rates for bladder cancer have decreased in recent years in the UK, during which time there was also a BCG shortage[5]

[1]Bray F et al. CA Cancer J Clin, 2018. [2]Anastasiadis et al. Therapeutic Advances in Urology, 2012. [3]Siegel et al. CA Cancer J Clin, 2019. [4]Svatek RS, et al. Eur Oncol. 2014. [5]Office of National Statistics, Aug 2019 Report.

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Our Phase III data suggests Vicinium is cystectomy-sparing by significantly delaying or avoiding cystectomy for patients Your Bladder: An Essential Organ Radical Cystectomy: Life-Altering Surgery Self-controlled storage organ in Often a 10 hour or longer surgery the body In women, removal of the entire Holds urine for release so the bladder includes removal of the body is not exposed to harmful uterus, fallopian tubes, ovaries and toxins and waste cervix, part of the vaginal wall, and surrounding tissue Part of the urinary system; partners with lungs, skin, and In men, removal of the entire bladder intestines to keep chemicals and includes removal of the prostate, water in the body balanced and seminal vesicles, and surrounding healthy tissue Integrated with male and female Radical cystectomy requires life-long reproductive systems catheterization and urinary diversion 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy Sources and Additional Information: Bladder Cancer Advocacy Network (BCAN). Bladder Removal Surgery. May 2017. 18

Latest global BCG shortage expected to last through 2020

2012	2013	2014	2015	2016	2017	2018	2019	2020
Sanofi suspends production of BCG Connaught strain during facility renovations		Merck announces shortages of BCG Tice strain			Sanofi discontinues all global production of BCG Connaught strain		Merck announces supply constraints of BCG Tice strain expected to last throughout 2020	

BCG Shortage Current Events:

- Since 2012, Merck has been the sole supplier of BCG in the US and the majority of countries worldwide.
- Merck has changed its TICE BCG distribution strategy, now allocating exclusively to distributors and wholesalers based on product supply and historical purchasing patterns.
- Merck anticipates this global supply constraint to continue throughout 2020.
- Prominent groups such as AUA, BCAN, and the LUGPA are advocating with the FDA and payers to find solutions.
- The AUA has issued updated guidance for high-risk NMIBC to maximize patient care, including decreased dosing, delayed maintenance therapy, first line use of alternative therapies, and earlier surgical intervention via radical cystectomy.
- Two clinical trials are underway to examine if a BCG vaccine protects people against infection with COVID-19 virus.

Sources and Additional Information:
Wall Street Journal. *Sanofi to Stop Production of Bladder Cancer Drug BCG.* Peter Loftus. 2016. https://www.auanet.org/practice-resources/bcg-info/bcg-shortage-notice
https://www.bcan.org/2019-bcg-shortage-bladder-cancer/. https://www.who.int/news-room/commentaries/detail/bacille-calmette-gu%C3%A9rin-(bcg)-vaccination-and-covid-19

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Appendix Dual Mechanism of Action 20

Vicinium has a Highly Differentiated Mechanism of Action Mechanism 1: Mechanism 2: Kills cell directly Activates immune system Vicinium selectively targets EpCAM on T cells recognize neoantigen cancer cells while and kill cancer cells generally leaving healthy cells alone Vicinium causes immunogenic cell death by triggering Neoantigen T cell proliferation damage-associated molecular release patterns (DAMPs) DAMPs APC Activation Neoantigen presentation and T cell activation Memory T cell For illustrative purposes only. Based on preclinical studies, we believe Vicinium works via a dual mechanism of action. 21

Vicinium is Highly Differentiated and has a Dual Mechanism of Action • Fusion protein consisting of an antibody fragment and a cytotoxic payload • Small size facilitates tumor penetration and greater drug delivery • Selectively targets cancer cells while generally sparing healthy cells • Inhibits protein synthesis and kills both rapidly proliferating and slow-growing cancer cells • Effective against multi-drug resistant cancer cells Dual MoA Selectively targets EpCAM to Immunogenic cell death activates destroy cancer cells by a T cell-mediated immune immunogenic cell death response to attack the tumor Based on preclinical studies, we believe Vicinium works via dual mechanism of action. 22

The high somatic mutation rate in bladder cancer may lead to a better response to agents such as Vicinium that may stimulate T cell-mediated immune activation driven by neoantigens Adapted from Zahir et al. Nature Medicine, 2017 23

Appendix Regulatory 24

Our long-term relationship with the agency has allowed us to shape our nonclinical and clinical program in alignment with FDA guidance 2018 FDA Guidance Vicinium Clinical Program • Conduct nonclinical studies to assess toxicity in animal models • Conduct nonclinical studies to demonstrate anti-tumor activity • Conduct nonclinical studies to determine optimal dose and schedule • Examine anti-tumor activity and optimal dose schedule in early phase clinical trial • Papillary cohort endpoint of recurrence-free survival (time to event endpoint) • CIS studied in single-arm trial with CRR & DoR as primary endpoints • Papillary cohort not in primary efficacy endpoint • Prefer intravesical vs. systemic • Specifically define trial entry criteria • Definition of BCG-unresponsive disease • 2004 WHO classification for tumor grading • Central pathology review of biopsy tissue and urine cytology • Collect data on patients’ previous anti-cancer therapies • Enroll patients who reflect clinically relevant patient population • Optimize risk-benefit balance with dose selection • Definition of CRR • Collect time to cystectomy data • Lower bound of 95% confidence interval rules out clinically unimportant CRR • Nonclinical studies to determine need for evaluation of systemic toxicity • Consistent efficacy and safety data across Phase I, II and III trials Source: FDA Guidance: BCG-Unresponsive Non-muscle Invasive Bladder Cancer: Developing Drugs and Biologics for Treatment Guidance for Industry, February 2018. 25 CRR, Complete Response Rate; DoR, Duration of Response; BCG, bacillus Calmette-Guérin; WHO, World Health Organization. 25

Vicinium demonstrates a strong benefit-risk profile in our Phase III Trial Efficacy Surrogate Time to Health Endpoints Cystectomy Outcomes Benefit Risk : Safety and Tolerability Selectively targets cancer cells while generally avoiding healthy cells Favorable profile relative to BCG, Valstar, checkpoint inhibitors No dose or age-related increase in AEs Intravesical administration 2018 FDA Guidance: The approval of a marketing application is based on a favorable risk-benefit assessment Phase III clinical trial is an open-label, multicenter, single-arm registration trial for the treatment of high-risk NMIBC patients who are designated to be BCG-unresponsive after adequate treatment with BCG. Adequate BCG is defined as at least two courses of BCG with at least five doses in the first course and two in the second. Preliminary data as of May 29, 2019 data cut. 26

Initiation of Vicinium BLA submission under Rolling Review on December 6, 2019 Oncology Products Reviewed by FDA 2006 - 2015 Phase Probability of Approval Products at end of Phase I 5% Products at end of Phase II 8% Products at end of Phase III 33% Products with BLA Submission 82% As part of a comprehensive analysis done for the Biotechnology Innovation Organization (BIO), a total of 9,985 clinical and regulatory phase transitions (phase advancement or development suspension) were recorded and analyzed from 7,455 development programs, across 1,103 companies. Sources: FDA applications for oncology products 2006 – 2015. Thomas D.W. et al., Clinical development success rates 2006-2015. 2016. Bio, BioMedTracker and Amplion. 27

Significant Progress in 2019 4 Pivotal Face-to-Face Meetings Led to BLA Submission of Clinical/Nonclinical Data May 2019: FDA Accepts CMC Analytical Comparability Plan • No additional clinical trials deemed necessary at this time, subject to final review of comparability data in the BLA June 2019: FDA Recommends Accelerated Approval Pathway and Rolling Review • Nonclinical data, clinical pharmacology data, and the safety database are sufficient to support a BLA submission November 2019: Gained alignment with FDA on post-marketing confirmatory trial • Creates opportunity for future label expansion in broader population December 2019: Gained alignment with the FDA on the final content of the BLA • Shared commitment to accelerate the timing of the pre-license inspection December 2019: Initiated BLA submission for Vicinium under Rolling Review 28

Analytical Comparability Outlook Clear FDA requirements for the PPQ Campaign • Three manufacturing runs for both drug substance and drug product Considerable in-house manufacturing process expertise from clinical manufacturing • Successfully manufactured 10 drug substance and 12 drug product batches in support of Vicinium clinical trials* Completed two commercial-scale GMP runs at Fujifilm and Baxter • All quality acceptance criteria met for drug substance from both batches, increasing the probability of success for the PPQ campaign • Bio-physical characterization testing of the first GMP batch demonstrated that material from Fujifilm is highly similar to Sesen clinical trial material (testing of second batch ongoing) All consumables have been received and warehoused at CMOs for the entire 2020 PPQ Campaign • Mitigates risk of supply chain disruptions due to COVID-19 *Includes both the Phase III VISTA trial and the Phase I NCI combination trial with durvalumab 29

Appendix Clinical Data 30

Phase III Trial: Patient Demographics COHORT 1 COHORT 2 COHORT 3 CHARACTERISTICS CIS that was refractory or CIS that recurred >6 Papillary tumors (without recurred within 6 months CIS) that recurred within of adequate BCG adequate BCG 6 months of adequate BCG Total patients enrolled 86 7 40 Evaluable patients at 3-months 86 7 40 Evaluable patients at 6-months 86 7 40 Evaluable patients at 9-months 86 7 40 Evaluable patients at 12-months 86 7 40 Mean age (years) 74 68 74 Males/Females 63/23 6/1 34/6 Mean prior treatment for NMIBC BCG cycles (courses) 3 (range 2-13) 3 (range 2-13) BCG cycles (instillations) 16 (range 8-45) 15 (range 7-48) Intravesical chemotherapy 1 (range 0-23) 1 (range 0-6) TURBT 4 (range 0-28) 4 (range 0-10) TURBT: transurethral resection of bladder tumor 31 Note: Data are as of May 29, 2019 data cut

Vicinium has a Highly Differentiated Clinical Profile Efficacy Data Safety Data 3 month response data Intravesical administration • CIS: 40% complete response rate • Bladder wall serves protective function • Papillary: 71% recurrence-free rate • Preference of FDA* and most Urologists Durability of response Clinical experience • CIS: 52% duration of 9 months (12 months of • 243 patients exposed to Vicinium for periods up therapy) to 782 days across all clinical trials • Papillary: Median time to recurrence of 402 days • Average patient received 15 instillations of BCG Positive time to cystectomy data Differentiated safety profile • 76% of patients are cystectomy-free for 3 years • 95% of all AEs were Grade 1 or 2 • Meaningful data for patients and payers • Only 4% of patients experienced a treatment- related Grade 3-5 AE Encouraging survival data Favorable tolerability • Overall survival is 98% at 12 months • Low discontinuation rate due to AEs (3%) • No age-related increase in AEs *As referenced in FDA NMIBC Guidance for Industry, February 2018. Source: Phase III data as of the May 29, 2019 data cut. 32

Compelling Clinical Data Set

sesen bio

Endpoint	How Endpoint is Measured	Results
Complete Response Rate (CRR) Primary Endpoint CIS patients	Defined as the proportion of patients who show no evidence of high-risk disease, or disease progression (e.g., T2 or more advanced disease).	• 40% CRR at 3 months • Lower bound of 95% CI rules out clinically unmeaningful CRR • Higher complete response rate in patients receiving less BCG
Duration of Response (DoR) Primary Endpoint CIS patients	Defined as the time from complete response to treatment failure.	• 52% duration of 9 months (12 months of therapy) • 39% duration of 15 months or greater (18 months of therapy) • The longer the CR, the higher the probability of remaining disease-free
Time to Disease Recurrence Secondary Endpoint Papillary patients	Defined as the time from the date of first dose of study treatment to treatment failure.	• Median time to recurrence is 402 days • 50% probability of remaining recurrence-free for 12 months • 37% probability of remaining recurrence-free for 24 months or greater
Time to Cystectomy (TtC) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to surgical bladder removal.	• 76% of patients are cystectomy-free for 3 years • Responders have an 88% probability of remaining cystectomy-free at 3 years • Average responder remains cystectomy-free for 1,035 days vs 631 days for non-responders
Progression-Free Survival (PFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to disease progression (e.g. T2 or more advanced disease) or death as a first event.	• 96% of patients are progression-free at 12 months • 90% of patients are progression-free for 24 months or greater • Median PFS has not been reached
Event-Free Survival (EFS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to treatment failure or death as a first event.	• 29% of patients are event-free at 12 months • 22% of patients remain event-free at 18 months • 21% of patients remain event-free for 24 months or greater
Overall Survival (OS) Secondary Endpoint All Cohorts	Defined as the time from the date of first dose of study treatment to death from any cause.	• Overall survival is 98% at 12 months • Overall survival is 96% for 24 months or greater • Median OS has not been reached
Safety Secondary Endpoint All Cohorts	Full review of all safety data from Phase III	• 2% treatment-related SAEs • 4% treatment-related Grade 3-5 AEs • Increased dosing in Phase III did not increase severity or requency of AEs
Tolerability Secondary Endpoint All Cohorts	Full review of all tolerability data from Phase III	• AEs generally low grade • Low rate of discontinuations for AEs • No age-related increase in AEs

Note: Data are as of May 29, 2019 data cut

33

Additional Vicinium Clinical Data

Preliminary Phase II vs. Phase III Complete Response Rate		
Time Point	Phase II Pooled CRR (95% Confidence Interval)	Phase III Pooled CRR (95% Confidence Interval)
3-months	40% (26%-56%)	40% (30%- 51%)
6-months	27% (15%-42%)	28% (19%-39%)
9-months	18% (8%-32%)	21% (13%-31%)
12-months	16% (7%-30%)	17% (10%-26%)

Dosing:

Phase II:

Cohort 1: 6 weekly induction doses, 6 weeks off; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off; those with residual disease at 3 months had option of to start maintenance or receive a second induction course.

Cohort 2: 12 weekly induction doses; if a CR is achieved, proceed to maintenance dosing consisting of three cycles of 3 weekly doses, followed by 9 weeks off.

Phase III:

Biweekly induction doses for 6 weeks followed by weekly dosing for 6 weeks; if a CR is achieved, proceed to maintenance of every other week dosing for 2 years total.

Note: Phase III data are as of May 29, 2019 data cut

334

Phase III Trial: Evaluable Patient Data Tables by Cohort for Carcinoma in situ Cohort 1 (n=82) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=82 39% (28%-50%) 6-months n=82 26% (17%-36%) 9-months n=82 20% (12%-30%) 12-months n=82 17% (10%-27%) Cohort 2 (n=7) Complete Response Rate Time Point Evaluable Patients Complete Response Rate (95% Confidence Interval) 3-months n=7 57% (18%-90%) 6-months n=7 57% (18%-90%) 9-months n=7 43% (10%-82%) 12-months n=7 14% (0%-58%) Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase 35 Note: Data are as of May 29, 2019 data cut

Complete and Partial Response: In our Phase II clinical trial, 83% of patients had a complete or partial response 3-Month Response 40% of patients had a complete response Start of Treatment with 43% of patients had a partial response Vicinium 17% of patients had no response *Note: Data are from Phase II clinical trial, n=45 (40% of patient had a complete response at 3 months; 60% of patients did not have a complete response and, of those, 71% of patients had a partial response). Partial response, as measured by bladder mapping, is defined by non-complete response patients who had either a reduction in tumor size or did not experience an increase in bladder area affected. Bladder mapping was not done as part of the Phase III trial, therefore partial response data are not available. 36

Duration of Response: 52% of CIS patients who had a complete response at 3 months remained disease-free for a total of 12 months after starting treatment Median Duration of Response is 287 days (95% CI, 154-NE* days) (9.4 months)** 100 KM Estimate 80 X Censored 95% CI 60 52% 39% 40 % of Patients Patients % with Response ofComplete 20 0 3 6 9 12 15 18 21 At time of first CR (90 days) Time after first CR (months) KM Evaluable 36 35 21 16 13 10 6 4 Patients: Duration of response: defined as the time of complete response to treatment failure. *Not Estimable, the upper bound for the 95% confidence interval has not reached the median. **Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2. Median duration of response for the primary endpoint, Cohort 1 (n=86) is 273 days (95% CI=122-NE), 37 and duration of response for Cohort 2 (n=7) is 290 days (95% CI=167-NE), based on the Kaplan-Meier method.

Duration of Response: The longer you have a complete response, the higher the probability of remaining cancer-free Probability of Maintaining Complete Response (CR) for at Least One Additional Year* CR at 12 months 74% CR at 9 months 61% CR at 6 months 56% CR at 3 months 42% Day 0 17% 0% 20% 40% 60% 80% Probability of CR for Additional 12 months Duration of response: defined as the time from complete response to treatment failure. 38 *Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2.

Duration of Response: Vicinium is generally more efficacious in CIS patients treated with less BCG The BCG shortage may cause a new normal wherein patients receive less BCG 100 Legend: 7-9 BCG instillations 80 X Censored 60 Median 40 20 % ofPatients withComplete Response 0 3 6 9 12 15 18 21 At time of first CR Time after first CR (months) (90 days) KM Evaluable Patients 7 – 9 BCG Instillations: 7 7 5 4 4 2 2 2 KM Evaluable Patients 29 28 15 13 9 8 4 2 Duration of response: defined as the time of complete response to treatment failure. 39 *Note: Data reflect an ad hoc analysis of pooled results of patients in cohorts 1&2.

Time to Disease Recurrence: Time to Disease-Recurrence: 50% of high-risk papillary patients who were treated with Vicinium are disease-free at 1 year Median time to recurrence is 402 days per Kaplan-Meier estimate (13.2 months) 100 Legend: 80 KM Estimate X Censored 95% CI 60 50% 40 37% % ofPatients Recurrence-Free 20 0 0 3 6 9 12 15 18 21 24 Time on treatment (months) KM Evaluable 40 27 23 18 16 12 10 8 4 Patients: 2018 FDA Guidance: Sponsors can include patients with completely resected lesions and no evidence of CIS in these single-arm trials but should not include them in the evaluation of the primary efficacy endpoint. Time to disease recurrence: defined as the time from the date of the first dose of study treatment to treatment failure. Median time to disease recurrence 95% confidence intervals are 170 – Not estimable (NE) days. Not estimable means the upper bound for the 95% confidence interval has not reached the median. 40 Note: Data reflect results of patients in cohort 3 (n = 40) with high-grade Ta or T1 tumors (without Carcinoma in situ) that recurred within 6 months of adequate BCG.

Recurrence-free Rate: 42% of high-risk papillary patients remain disease- free after one year Recurrence-free Rate (Papillary patients) Time Point Evaluable Patients RF Rate (95% Confidence Interval) 3-months n=38 71% (54%-85%) 6-months n=38 58% (41%-74%) 9-months n=38 45% (29%-62%) 12-months n=38 42% (26%-59%) Recurrence-free rate: defined as the percentage of patients that are recurrence-free at the given assessment time point. Response-evaluable population includes any modified intention-to-treat (mITT) subject who completed the induction phase 41 Note: Data are as of May 29, 2019 data cut

Highly Differentiated Time-to-Cystectomy Data vs. Currently Available Agents 76% of patients are cystectomy-free for 3 years No patient on treatment progressed to metastatic disease 100 Legend: KM Estimate X Censored 80 95% CI 60 Median 40 20 % ofPatients Cystectomy-Free 0 0 3 6 9 12 15 18 21 24 27 30 33 Time on treatment (months) KM Evaluable 133 127 113 100 86 60 49 37 29 15 10 5 Patients: 2018 FDA Guidance: The goal of therapy in patients with BCG-unresponsive NMIBC is to avoid cystectomy. Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data reflected consist of patients from all cohorts 1, 2 & 3 (n=133). Note: Average time to cystectomy from transurethral resection of bladder tumor (TURBT) for NMIBC patients with high-risk papillary disease in Europe is ~105 days (National Institute of Health, Timing of radical cystectomy in Central Europe - multicenter study on factors influencing the time from diagnosis to radical treatment of bladder cancer patients, Poletajew S, et al., 2015.) Additional FDA guidance states that although delay in radical cystectomy is considered a direct patient benefit, the variations in patient and health care provider preferences can confound the 42 interpretation of this endpoint in randomized trials and particularly in single-arm trials. Nevertheless, sponsors should collect these data, which may provide supportive evidence of effectiveness.

Time to Cystectomy: Responders have an 88% probability of remaining cystectomy-free 3 years after starting treatment The average responder remains cystectomy-free for 1,035 days vs 631 days for non-responders 100 Statistically significant difference for 80 responders vs. non-responders: p = < 0.001 60 Median Legend: 40 Responders Non-responders % ofPatients Cystectomy-Free 20 X Censored 0 0 3 6 9 12 15 18 21 24 27 30 33 36 Time on treatment (months) KM Evaluable 63 63 63 58 52 39 34 27 23 13 9 4 2 Responder Patients: KM Evaluable Non- 70 64 50 42 34 21 15 10 6 2 0 0 0 responder Patients: Time to cystectomy: defined as the time from the date of first dose of study treatment to surgical bladder removal. Data consist of patients from all cohorts (n=133). 43

Safety and Tolerability: Our Phase II and Phase III clinical trials are highly consistent for safety and tolerability

Increased dosing and duration of exposure does not appear to lead to an increase in incidence or severity of AEs

Treatment-related serious adverse events reported:

- Phase II Clinical Trial: 6 SAEs reported, none determined to be related to treatment by the investigator.
- Phase III Clinical Trial: 3 patients reported 4 events including grade 4 cholestatic hepatitis, grade 5 renal failure[1], grade 3 acute kidney injury[2], and grade 2 pyrexia.

Category	Phase II Patients (%)	Phase III Patients (%)
Any AE	43 (94%)	117 (88%)
Grade 3-5 AEs	9 (20%)	29 (22%)
Treatment-related AEs	30 (65%)	66 (50%)
Treatment-related Grade 3-5 AEs	3 (7%)	5 (4%)
Any SAE	6 (13%)	19 (14%)
Treatment-related SAEs	0 (0%)	3 (2%)
Discontinuations due to AEs	0 (0%)	4 (3%)

Vicinium Treatment Exposure:

Average Instillations per Patient	12	27
Average Duration of Exposure (days)	147	240

[1]90-year-old man started the trial Mar. 2016. In May 2016, admitted for renal failure and started dialysis. Two weeks later, patient opted to discontinue dialysis, entered hospice and died in June 2016. Case reported to DSMB, FDA and Health Canada. [2]74-year-old man started the trial Nov. 2016. In Dec. 2016, admitted for acute kidney injury. In 2017, protocol amended to enhance monitoring, and educated investigators. No new serious related renal events since.

44

Safety and Tolerability: No age-related increase in adverse events in our Phase III trial The average patient in the VISTA trial was ~74 years old Adverse Events 9.0 Treatment-related Adverse Events 7.9 7.5 3.0 Mean Mean AEs/patient 2.1 1.6 54-69 70-79 80+ (n=40) (n=57) (n=36) Age (years) Note: Data consist of patients from all cohorts 1, 2 & 3 (n=133). 45 Mean AEs for all patients: 8.1 (range 0-54), Mean treatment-related AEs for all patients: 2.2 (range 0-51).

3-month complete response rate data from different clinical trials Please use caution when drawing comparisons across different clinical trials Vicinium 3-month CRR Keytruda 3-month CRR 60 60 U.S. Patients1 Overall1 Overall3 53% U.S. Patients3 50 51% 50 51% 48% 40 40% 41% 40 41% 32% 31% 30 30% 29% 30 CRR CRR (%) CRR CRR (%) 20 20 20% success criterion for the primary hypothesis test2 20% success criterion for the primary hypothesis test2 16% 10 10 0 0 1Data are as of May 29, 2019 data cut from the Phase III VISTA trial 3Advisory Committee Briefing Document and presentation slides for pembrolizumab for NMIBC (PEMBROLIZUMAB-P057V01MK3475). December 17, 2019. 2To demonstrate a clinically meaningful response, per Keytruda ODAC panel discussion on Dec. 17, 2019 and based on the 18% CRR of Valstar CRR: complete response rate 46 CRR data from each trial are for CIS patients only 95% confidence intervals determined using exact binomial method (Clopper Pearson)

Pipeline of Targeted Therapies

We believe there is strong scientific rationale for Vicinium in combination with checkpoint inhibitors. Vicinium in combination with AstraZeneca's anti-PD-L1, Imfinzi (durvalumab), is being evaluated in a Phase 1 trial run by the National Cancer Institute.

PRODUCT CANDIDATE	PAYLOAD	INDICATION	PRECLINICAL / Ph I / Ph II / Ph III / BLA
Locally administered TPTs			
Vicinium	**ETA**	BCG-unresponsive high-risk NMIBC	Submission Initiated
Vicinium	**ETA**	SCCHN	Complete
Locally administered TPT + Systemic Checkpoint Inhibitor			
Vicinium + Durvalumab	**ETA & IO**	BCG-unresponsive high-risk NMIBC	Ongoing
Vicinium (Combination with checkpoint inhibitor)	**ETA & IO**	SCCHN	Deferred

We have deferred further development of Vicinium, for the treatment of squamous cell carcinoma of the head and neck (SCCHN), and VB6-845d in order to focus our efforts and our resources on our ongoing development of Vicinium for the treatment of high-risk NMIBC. We are also exploring collaborations for Vicinium, for the treatment of SCCHN, and VB6-845d.
ETA, exotoxin A; IO, immuno-oncology agent

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Appendix Commercial Opportunity 48

Virtuous Cycle: High possibility that all three key segments are advocates & take action Physicians (Ancillary HCPs) Patients Payers (Caregivers/ Encourage use of Vicinium before RC (Private/ families) public) Advocate for product reimbursement Sources: Sesen Bio internal market research: Patient Journey Insights, Blue Print qualitative study May 2018, n=24; Sesen Market Opportunity, Monitor Deloitte qualitative and quantitative (n=34) study October 2018; Community Urologist in-depth interviews (IDIs), October 2018, n=5; Sesen Bio Qualitative Market Research Urologist/KOL IDIs February 2019, n=11. Sesen Bio Qualitative Market Research Urologist IDIs June 2019, n=30. 49 Note: RC= Radical Cystectomy

Large Global Commercial Opportunity Substantial US opportunity and OUS potential of 2-3 times the US • We have CMO partners capable of reliably meeting that demand Anticipated virtuous cycle of advocacy across physicians, patients/caregivers, and payers to drive rapid uptake and strong growth after approval and launch Compelling intent to prescribe research Highly concentrated market of ~1,500 Urologists treating ~75% of BCG patients allows for efficient targeting • Estimated 40-50 sales representatives required • Allows for efficient digital/social strategies to activate patients/caregivers Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30. 50

Vicinium has the Potential to Provide Continuity of Care for Patients with NMIBC Checkpoint Treatment Protocol BCG Vicinium Inhibitors Treatment at Urology office X Directed by Urologist X Administration by Urology nurse X Bladder infusion via urinary catheter X 2-hour infusion, hold, and rotation X Source: Sesen Bio Qualitative market research, Urologist IDIs June 2019, n = 30. 51

Market Research Input Clinical Data from Emerging Treatments for NMIBC Vicinium Tecentriq (Phase III Data) (Phase II Data) Characteristics Median Patient Age 73 73 Median # of BCG Instillations 12 12 Efficacy N=73 N=89 • At 3 Months 41% 40% • At 6 Months 28% 28% Safety N=133 N=73 Treatment-Related Grade 3-5 AEs 4% 12% Mode of Administration Intravesical Intravenous Source: May 2020 ASCO abstract for Tecentriq profile; Dec. 2019 BLA submission for Vicinium profile. Note: The data shown are from the respective trials and do not represent head-to-head trial outcomes 52

Appendix 1Q 2020 Intent-to-Prescribe Market Research Results We conducted 30-minute interviews with 34 high- prescribing Urologists to assess their views of the Vicinium profile vs. the Keytruda profile based on available clinical information For investor purposes only 53

Market Research Input
Profile of Emerging Treatments for NMIBC

	Vicinium Profile	Keytruda Profile
Mechanism of Action	Selectively targets and kills bladder cancer cells while sparing healthy cells, while also activating the immune system to attack the tumor	Binds to the PD-1 receptor, blocking both PD-L1 and PD-L2 from interacting with PD-1 to help restore T cell-mediated immune responses to attack the tumor
Indication	• Carcinoma *in situ* • High-risk papillary (Ta/T1)	• Carcinoma *in situ*
	2nd line use for patients who have failed following at least 2 courses of BCG (minimum 7 doses), and still have evidence of disease	2nd line use for patients who have failed following at least 2 courses of BCG (minimum 7 doses), and still have evidence of disease
	Limitations: None (anticipated upon FDA review)	Limitations: Only patients ineligible for or refusing cystectomy
Mode of Administration	Intravesical	Intravenous
Dosing Regimen	Induction Weeks 1-6: twice weekly Weeks 7-12: once weekly Maintenance Every 2 weeks	Every 3 weeks
Generally Administered By	Urologist	Medical Oncologist

Source: Dec. 2019 FDA briefing book for Keytruda profile; Dec. 2019 BLA submission for Vicinium profile.
This slide is intended for market research purposes only and is not intended for marketing purposes.

54

Market Research Input Clinical Data from Emerging Treatments for NMIBC Vicinium Profile Keytruda Profile Efficacy N=89 N=102 Complete Response Rate • At 3 Months 40% (CI: 30-51) 41% (CI: 32-51) • At 12 Months 17% 20% • At 18 Months 11% 13% 76% of patients were cystectomy-free Time to Cystectomy No data reported (not a clinical trial endpoint) at 36 months (n=133) Safety N=133 N=102 Treatment-Related Grade 3-5 AEs 4% 13% Discontinuation due to an AE 3% 10% Mode of Administration Intravesical Intravenous Source: Dec. 2019 FDA briefing book for Keytruda profile; Dec. 2019 BLA submission for Vicinium profile. This slide is intended for market research purposes only and is not intended for marketing purposes. 55

1Q 2020 Market Research Results High Prescribing Urologists Prefer Vicinium Profile Intent-to-Prescribe Key Attributes (Stated share of branded agents)* Extremely 10.0 90% 83% 9.0 8.6 80% 8.2 8.2 8.0 70% 7.0 6.2 60% 6.0 5.8 5.4 5.2 50% 5.0 40% Average RatingAverage 4.0 % ofpatients 3.4 30% 3.0 17% 20% 2.0 10% 1.0 0% Not at all 0.0 Vicinium Keytruda Efficacy Safety Ease of Interest in use of Profile Profile integration product Vicinium Profile Keytruda Profile Source: Emerging treatment in-depth interviews (IDIs) with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes. 56 *Urologists would use a branded agent in ~80% of their high-risk, BCG-unresponsive patients

1Q 2020 Market Research Results Reasons Urologists Prefer Vicinium Profile • Urologists strongly prefer to retain ownership of patient journey – High degree of reluctance to refer to Medical Oncologists – Fear of losing follow-up diagnostics with patient after treatment referral • Urologists perceive favorable product profile for Vicinium – Comparable efficacy and favorable safety/tolerability relative to Keytruda profile – Compelling time-to-cystectomy data • Urologists perceive administration of Vicinium as highly consistent with office operations – Vicinium administration protocol is identical to BCG – Many Urologists are less familiar with the side effects of intravenous chemotherapy • Urologists perceive negative psychological effects of intravenous chemotherapy on patients – Stigma of seeing an Oncologist/going to large academic medical center – Patient perception of more advanced disease (e.g. terminal patients) Source: Emerging treatment IDIs with high BCG-treating Urologists, 1Q 2020, N=34 This slide is intended for market research purposes only and is not intended for marketing purposes. 57

Highly Concentrated Prescriber BasePrescriber Concentrated Highly forAllows Commercial Model Efficient 1 AUA State of the Urology Workforce thetheAUA Urology 2017. of Workforce Unitedand States. Practicein State 2 Health Verity 2019. Health 1 % of Patients 100% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0% 0 200 400 600 800 1,000 1,200 1,400 ~1,500 Urologists 75% treat of patients 1,600 1,800 2,000 BCG Prescribers BCG 2,200 2,400 2,600 2,800 3,000 3,200 3,400 3,600 2 3,800 4,000 4,200 4,400 4,600 4,800 58

At treatment decision points, caregivers often play an influential role Our strategy is to educate and inform caregivers via a wide range of digital and social channels Digital • Paid search • Organic search • Videos • Banners • Website (branded or unbranded) Social • Facebook community groups • Twitter • Lead gen/CRM Lead gen = lead generation 59 CRM = customer relationship management

Pricing and Reimbursement US Benchmarks



Price Reference
(Annual Cost)
$200K
Opdivo1
Keytruda1
Tecentriq1
$150K
$100K
$50K
$0K
Anticipated competitive pricing



Payer Management Responses to Pricing2
100%
50%
0%
Proportion of Payers
$30 K
$60 K
$90 K
$150 K
Key:
Unrestricted Coverage
PA to Label
PA to Trial
Risk of Step Edit*
Not on Formulary

Sources: [1]Center for Medicare and Medicaid Services (CMS) Average Selling Price (ASP) Price List as of 1Q 2020.
[2]Payer Interviews, ClearView Analysis, n=10, March 2019.
*Note: Payers cited a possibility of using a step edit, but could not be certain, as the ability to use a step edit is new to their organization's Medicare Advantage medical benefit. PA = Prior Authorization

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Addressable Market (US)


Annual Volume
~80K[1]
Patients diagnosed with bladder cancer
Patients diagnosed with NMIBC
Patients with high-risk NMIBC:
Papillary: ~80%[2]
CIS: ~20%[2]
Patients where BCG has failed or disease recurred
Patients treated with branded treatment
Patients treated with Vicinium in Year 1
Patients treated with Vicinium in Year 2
~75% - 85% of bladder cancer diagnoses are NMIBC[2]
~40% - 50% of NMIBCs are high-risk[3]
~40% - 80% of BCG treatments fail or disease recurs[4]
~30% - 70% have access to branded treatment[5]
~20% - 60% of patients would be treated with Vicinium[5]
Average patient receives ~22 doses of Vicinium in Year 1[6]
Average patient receives ~7 doses of Vicinium in Year 2[6]

Sources: [1]National Cancer Institute, SEER Cancer Stat Facts: Bladder Cancer, 2019. [2]Anastasiadis et al. Therapeutic Advances in Urology, 2012. [3]Aldousari, S. et al (2010). Update on the management of non-muscle invasive bladder cancer. *Can Urol Assoc J*, 4(1), 56-64. [4]Memorial Sloan Kettering Cancer Center. *Bladder Cancer Management After BCG Failure*. 2014. [5]Emerging Treatment In-Depth-Interviews (IDIs) with High BCG-Treating UROs, 1Q 2020, N=34. [6]Phase III trial data as of May 29, 2019 data cut. 80%

61

We estimate the OUS opportunity for Vicinium is 2-3 times larger than the US sesen bio

Geography	Est. Incidence Relative to U.S.[1]	Est. Price Relative to U.S.[2]
EU5	1.2 – 1.4	0.50 – 0.71
Japan	0.4 – 0.6	0.60 – 0.70
Rest of Europe (Not including EU5)	1.0 – 1.2	0.60 – 1.10
North America (Not including U.S.)	0.1 – 0.3	0.55 – 0.70
South America	0.2 – 0.4	0.50 – 1.00
Asia (Not including Japan)	1.6 – 1.8	0.40 – 0.60
Africa	0.3 – 0.5	~0.75[3]
Middle East	0.2 – 0.4	1.10 – 1.20
Oceania	0.05 – 0.2	0.55 – 0.70

Sources: Ferlay. Intern. J. Canc. 2015; UN World Population Reports; SEER; GLOBOCAN; RedBook; Lauertaxe; Ameli; NICE; Vademecum; AIFA; NHI; CADTH; ANVISA; CBiP; Danish Medicines Agency; The Pharmaceutical Benefits Scheme; Saudi Food & Drug Authority; South African Medicine Price Registry; FiercePharma; ClearView Analysis. [1]Relative incidence is calculated from total bladder cancer, and does not account for differences in the distribution of patients between NMIBC and MIBC. [2]Pricing multiplier is based on publicly available pricing information; averaged based on ex-manufacturer price of Keytruda and Opdivo, and is likely to vary greatly for each pharmaceutical, and across different countries within each region. [3]South Africa price multiplier was based on Keytruda only, as Opdivo has not yet been priced.

62

Appendix Manufacturing & Supply Chain 63

Reliable and Inexpensive Manufacturing Process Vicinium is manufactured using a robust, industry-standard microbial expression system The manufacturing process is highly reliable, reducing the risk of supply shortages The manufacturing process is inexpensive, leading to a relatively low cost-of-goods For manufacturing, we have partnered with Fujifilm and Baxter, both world-class contract manufacturers 64

Reliable and Inexpensive Manufacturing Process


Cell Bank
Shake flask
2000 L *E. coli* Production Bioreactor
Centrifugation
(bulk solids removal)
Clarification
(MF for fine solids removal and UF/DF for buffer exchange)
5 Column Purification
1: Q-Sepharose FF
2: Ni^{2+} IMAC
3: Q-Sepharose HP
4: CHT
5: Q-Sepharose HP
(Crude capture)
(Affinity capture, LMW impurities)
(HMW aggregates removal)
(HCP removal)
(Concentration step)
BDS Formulation
(UF/DF for buffer exchange)
DP Fill Finish
(7 mL @ 5mg/mL)

MF, microfiltration; UF, ultrafiltration; DF, diafiltration; FF, Fast-flow; IMAC, immobilized metal affinity chromatography; HP, High-performance; CHT, ceramic hydroxyapatite; BDS, bulk drug substance; DP, drug product; LMW, low molecular weight; HMW, high molecular weight; HCP, host-cell protein.

Source: Arjune Premsukh, Joelle Lavoie JM, Jeannick Cizeau, Joycelyn Entwistle, Glen MacDonald. Protein Expression Purification. 2011 Jul;78(1):27-37.

65

We have Experienced Partners for the Global Manufacturing and Supply of Vicinium Licensed for commercial production of 8 approved products 25+ years developing and manufacturing biologics 310+ protein-based therapeutics in development and/or manufacturing Proven track record with FDA and worldwide regulatory agencies Baxter’s BioPharma Solutions Business: 160 clinical and commercial programs 60+ years of experience in manufacturing of oncology products ISPE 2016 Facility of the Year Award at site of Vicinium manufacture Proven track record with FDA and worldwide regulatory agencies 66

Vicinium Commercial Manufacturing Strategy Clinical Supply Commercial Supply Drug Substance Sesen Fuji (CMO) Drug Product Sesen Baxter (CMO) The analytical comparability plan is comprised of 4 key elements: 1. Analytical Release Testing • Assesses the purity, biological activity and general characteristics of the protein (e.g. purity by HPLC, endotoxin content) 2. Biophysical Characterization • Assesses the structural characteristics of the protein (e.g. Peptide Mapping, Differential Scanning Calorimetry) 3. Forced Degradation Studies • Assesses the degradation pathway of the protein when exposed to stress conditions (e.g. purity by HPLC after temperature extremes) 4. Stability Studies • Assesses the stability of the protein under long-term storage conditions (e.g. purity by HPLC after storage at -20°) 67

Appendix Intellectual Property 68

Vicinium Patent Life Pending Applications Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, Stabilized Chimeric Immunoglobulins would expire in 2036 or later. (June 2020 - July 2020) US: 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (April 2024 - Jun 2025) Potential for 12 years of biologics marketing exclusivity from date (TBD) of first approval* Pending Applications Dosing Strategies for Targeting EpCAM positive bladder cancer. If allowed, Stabilized Chimeric would expire in 2036 or later. Immunoglobulins (June 2020) OUS: 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Methods of Treating Cancer Using an Immunotoxin (Apr 2024) Note: Patent life assessment reflects independent analysis by Hogan Lovells US LLP. 69 *Data exclusivity granted by FDA under the Biologics Price Competition and Innovation Act of 2009 (codified at 42 U.S.C. § 262(k))